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                                  EXHIBIT 23.5
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     I consent to the inclusion in this registration statement on Form S-4 of my report dated January 30, 1996, on my audits of the consolidated financial statements of Farmers Banc Corp. I also consent to the reference to my firm under the caption "Experts".

     PETRONI & ASSOCIATES

     /s/ Nick L. Petroni

     Nick L. Petroni, CPA
     October 17, 1996